UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 21, 2019

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)
(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 21, 2019, the Board of Directors (the “Board”) of American Renal Associates Holdings, Inc. (the “Company”) concluded that the Company’s previously issued consolidated financial statements and other financial data for the fiscal years ended December 31, 2014, 2015, 2016 and 2017 contained in its Annual Reports on Form 10-K for the years ended December 31, 2016 and 2017, and its condensed consolidated financial statements for the quarters and year-to-date periods ended March 31, June 30 and September 30, 2016; March 31, June 30 and September 30, 2017; and March 31, June 30 and September 30, 2018 contained in its Quarterly Reports on Form 10-Q (collectively, the “Non-Reliance Periods”) should be restated and should no longer be relied upon for the reasons described below. The Board also determined that the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, including management’s assessment of internal control over financial reporting, should no longer be relied upon. The determination by the Board was made upon the recommendation of the Audit Committee (the “Audit Committee”) of the Board as a result of the review described below.
As previously disclosed, in October 2018, the Staff of the Securities and Exchange Commission (“SEC”) requested that the Company voluntarily provide documents and information relating to certain revenue recognition, collections and related matters. Following receipt of the SEC request, the Company responded by producing documents and information to the Staff and expects to continue to cooperate with the SEC by providing additional documents and information to the Staff in the future. In addition, as previously disclosed in the Company’s Current Report on Form 8-K filed March 8, 2019, the Audit Committee began an examination of the Company’s revenue recognition methodology and related accounting matters, such as internal control over financial reporting related to revenue recognition and related matters, with the assistance of legal counsel that reports to the Audit Committee, as well as independent accounting advisors retained by the Audit Committee’s counsel.
The Audit Committee’s review is continuing. The principal findings to date include the following:

•
In recording revenue based on expected payments from third-party payers during the Non-Reliance Periods, the Company did not appropriately reconcile its contractual allowance estimates for discounts and price concessions with cash subsequently received in respect of prior period patient claims. In addition, the Company did not record a reserve for uncollectible accounts across all of its payer categories during the Non-Reliance Periods. Based on its review to date, the Company currently estimates that the cumulative, net impact of these matters on operating income and income before income taxes over the Non-Reliance Periods as a whole will be between negative $5 million and positive $5 million. Consistent with the Company’s historical reporting convention, these operating income and income before income tax estimates are presented before net income attributable to noncontrolling interests. This current cumulative estimate reflects an estimated impact on operating income and income before income taxes of:

•	negative $13-23 million for the fiscal year ended December 31, 2018, which has not yet been reported, and negative $15-25 million for the previously reported nine months ended September 30, 2018;

•	negative $10-20 million for the fiscal year ended December 31, 2017;

•	positive $16-26 million for the fiscal year ended December 31, 2016;

•	positive $8-18 million for the fiscal year ended December 31, 2015; and

•	a relatively neutral impact for the fiscal year ended December 31, 2014.

The Company also estimates that the cumulative, net impact of these matters on operating income and income before income taxes for the fiscal year ended December 31, 2013 and prior fiscal years is a positive $14-24 million, which, before the effect of income tax expense (benefit) and change in the difference between the redemption value and estimated fair value of noncontrolling interests, would result in a reduction of accumulated deficit in an equivalent amount for the Non-Reliance Periods as a whole. In addition, the Company expects the impact on net accounts receivable as of the end of each fiscal year included in the Non-Reliance Periods to be material and estimates that the impact on net accounts receivable as of September 30, 2018, the last balance sheet reported by the Company, to be a positive $11-21 million. The Company has not yet finalized its quantification of the impact for the fiscal periods described above, nor has it finalized its quantification of the impact for individual fiscal quarters within the Non-Reliance Periods.

•
In addition, the Audit Committee continues to review additional accounting matters having to do with revenue recognition and accrued expenses and other current liabilities for the Non-Reliance Periods as they relate to revenue recognition. The Company continues to quantify the impact of these matters for the Non-Reliance Periods, which could be material to accrued expenses and other current liabilities and to operating income and income before income taxes for the Non-Reliance Periods. For the avoidance of doubt, any impact of these matters is not included in the estimated cumulative, net impact, or the impact for any of the fiscal periods described above, of expected corrections to contractual allowances and reserves for uncollectible accounts described above.

•
The findings of the Audit Committee’s review are also expected to require revised calculations of related metrics such as revenue per treatment and days sales outstanding throughout the Non-Reliance Periods. The restated amounts and metrics may have an ancillary impact on other reported amounts in the financial statements.

•
As a result of the foregoing, the Company’s consolidated financial statements for the Non-Reliance Periods were not prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be relied upon. In addition, the Company’s lack of adequate internal control over financial reporting relating to these matters for the Non-Reliance Periods constituted one or more material weaknesses in internal control over financial reporting.

•
The scope of the Audit Committee’s review does not extend to the Company’s processes for the recording of cash in the Company’s financial statements. However, at this time, the Company has no reason to believe that cash has not been accurately recorded on a consolidated basis or at the clinic level.

The preliminary findings described above:

•
are solely based on a preliminary analysis provided to the Company by the Audit Committee and are subject to further analysis by the Audit Committee and its advisors, the Company and the Company’s independent registered public accounting firm; and

•
have not yet been verified or confirmed by the Company’s independent registered public accounting firm, and, therefore, no assurances can be provided by the Company that these findings will not change.

As the Company previously announced, the Company has delayed the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”). The Company intends to file restated results for the Non-Reliance Periods as soon as practicable.
The Company is evaluating the impact of the matters described above on its internal control over financial reporting and disclosure controls and procedures and, as stated above, expects to report one or more material weaknesses in internal control over financial reporting related to these matters and to report that its internal control over financial reporting and disclosure controls and procedures were not effective as of the end of the Non-Reliance Periods, as applicable, as well as in subsequent periods until such material weakness or weaknesses are remediated. The Company will continue to evaluate and implement remedial measures to address any material weaknesses identified by management and by the review.
The Board, the Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02(a) on Form 8-K with the Company’s independent registered public accounting firm.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jason Boucher as Chief Financial Officer
On March 27, 2019, the Company announced that Jason Boucher has resigned as the Company’s Vice President and Chief Financial Officer, effective March 26, 2019.
On March 26, 2019, Mr. Boucher entered into a Separation Agreement with the Company in connection with his departure from the Company (the “Separation Agreement”). As part of the Separation Agreement, Mr. Boucher has agreed to cooperate with and provide consulting services as reasonably requested by the Company following the effective date of his resignation. In addition, the Separation Agreement provides that during the six-month period following the effective date of his separation, Mr. Boucher will receive salary continuation payments at the reduced rate of $200,000 per annum (representing 50% of his current salary rate) and will be eligible to participate in the Company’s group health plans at the Company’s expense (or, at the Company’s option, be reimbursed for the cost of healthcare benefit coverage). These payments and benefits are subject to the terms of Mr. Boucher’s Separation Agreement, including his compliance with certain undertakings. Mr. Boucher has also agreed that all of his outstanding equity awards (including, without limitation, his shares of unvested restricted stock and any vested or unvested stock options) will be forfeited to the Company without payment of consideration.
A copy of the Separation Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Separation Agreement does not purport to be complete and is qualified by reference to the full text of the Separation Agreement.
Appointment of Mark Herbers as Interim Chief Financial Officer
On March 21, 2019, the Board authorized the appointment of Mark Herbers as Interim Chief Financial Officer and Interim Chief Accounting Officer, which appointment became effective on March 26, 2019. Mr. Herbers is expected to serve until the Company conducts a search and appoints a permanent chief financial officer and principal accounting officer.
In connection with the appointment of Mr. Herbers as Interim Chief Financial Officer and Interim Chief Accounting Officer, the Company entered into an engagement letter, dated as of March 21, 2019 (the “Engagement Letter”), with AP Services, LLC (“APS”), an affiliate of AlixPartners, LLP, where Mr. Herbers has been employed since 2014. Pursuant to the Engagement Letter, Mr. Herbers will continue to be employed by APS during the term of his service to the Company and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company will instead pay APS an hourly rate of $850 per hour for the services provided by Mr. Herbers and will reimburse APS for reasonable out-of-pocket expenses.
The Engagement Letter may be terminated by either party at any time by written notice to the other party, subject to the payment of fees and expenses incurred by APS through the effective date of the termination. The Engagement Letter also contains certain covenants, including a one-year non-solicitation provision applicable to the Company with respect to the solicitation of APS employees, subject to certain exceptions as provided in the Engagement Letter.
A copy of the Engagement Letter is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter.
Mr. Herbers, 64, is currently employed as a senior Director with APS in the Financial Advisory Services practice, where he has been employed since 2014. Mr. Herbers has provided financial leadership and management to various healthcare providers and health systems. His expertise includes improving revenue cycle performance, addressing regulatory, reimbursement, financing and strategic planning matters and physician relations. Prior to joining APS, he served at FTI Consulting and its predecessor Cambio Health Solutions from 2004 to 2014, ultimately serving as Managing Director. Mr. Herbers has also served as President at Progressive Financial Services from 2002-2003, Director in Risk Advisory Services, Healthcare at KPMG from 1999-2002, Chief Financial Officer at Columbia LaGrange Memorial Hospital from 1997-1999, Chief Operating Officer and Chief Financial Officer at In Home Health Care from 1997-1998 and Chief Financial Officer at Silver Cross Hospital from 1993-1996. Prior to that time, Mr. Herbers held a number of other finance and accounting positions. Mr. Herbers received an M.B.A. from Washington University in St. Louis and a B.A. from Georgetown University.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement between Jason Boucher and the Company, dated March 26, 2019.
10.2	Engagement letter between the Company and AP Services, LLC, dated as of March 21, 2019.
99.1	Press release, dated March 27, 2019.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Audit Committee’s review and related matters, are based upon currently available information, operating plans and projections about future events and trends. Terminology such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “target” or “will” or variations of such words or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include: that the Audit Committee’s review of the matters described above is ongoing, including with respect to the amounts at issue and the periods to which they relate; that the Audit Committee’s review of the matters described above may take longer to complete than currently anticipated; that the Company may take longer to file its 2018 Form 10-K than currently anticipated; that the 2018 Form 10-K expects to include restatements of the Company’s financial statements for prior periods; and that the Company expects to report one or more material weaknesses in the Company’s internal control over financial reporting and to conclude that its disclosure controls and procedures required by the Securities Exchange Act of 1934 were not effective.

As discussed above, the Company’s 2018 Form 10-K is expected to include information about previously reported periods that varies materially from the information provided in the past with respect to some or all of those periods, and the 2018 Form 10-K is expected to include information that varies, possibly materially, from expectations for the fourth quarter and year ended December 31, 2018. For additional information and other factors that could cause the Company’s actual results to materially differ from those set forth herein, please see the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: March 27, 2019	By:	/s/ Joseph A. Carlucci
	Name:	Joseph A. Carlucci
	Title:	Chief Executive Officer and Chairman of the Board of Directors